Exhibit 10.16b


                                ENDORSEMENT NO. 1


         The undersigned, PAUL ELLIOT IRA ROLLOVER ("Holder") and DAWN TECHNOLOGIES, INC. (the "Company"), hereby amend the Dawn Technologies, Inc. 10% Subordinated Convertible Debenture for the principal amount of Thirty-three Thousand Three Hundred Fifty ($33,350.00) Dollars dated as of September 28, 1993 originally issued to Holder (the "Original Debenture") to which this Endorsement No. 1 is attached as follows:

         1. The "Maturity Date" as set forth in the Original Debenture is hereby changed to October 6, 1998. Accordingly, the first paragraph of the Original Debenture is amended to read in its entirety as follows:

                  Dawn Technologies, Inc., a Delaware corporation ("Company), for value received, hereby promises to pay to the order of Paul Elliot IRA Rollover or assigns ("Holder") October 6, 1998 (the "Maturity Date"), the amount of Thirty-three thousand Three Hundred Fifty ($33,350.00) dollars ("Principal").

                  2. Section 3.1 (a) of the Original Debenture is amended to read in its entirety as follows:

                  (a) Subject to an upon compliance with the provisions of this Article, the Holder shall have the right, at his option, from time to time prior to the close of business on the Maturity Date, to convert all or any part of unpaid Principal as of the "Conversion Date" (as defined in subsection 3.3 (b) ) into fully paid and non-assessable whole shares of Common Stock of the Company, par value $0.001 per Share, ("Common Stock") (calculated as to each conversion to the nearest whole share) at a conversion price ("Conversion Price") equal to Fourteen Cents ($.14) for each share of Common Stock. The Conversion Price as most recently adjusted, is referred to below as the "Current Conversion Price."

         Except as expressly amended by this Endorsement No. 1, all the terms and conditions of the Original Debenture to which this Endorsement No. 1 refers and is attached shall continue in full force and effect.

         This Endorsement No. 1 shall be effective as of October 1, 1997.


Attest:                           Dawn Technologies, Inc.


       /S/ Warren Novick               /S/ William Winakor
---------------------------       By:  -----------------------------------------
Warren K. Novick, Secretary            William Winakor, Executive Vice President
Chairman of the Board                           & Chief Operating Officer


                                  Paul Elliot IRA Rollover


                                       /S/ Paul Elliot
                                  By:  -----------------------------------------
                                           Paul Elliot


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